EXHIBIT 16.1

[Weaver and Tidwell, L.L.P. Letterhead]

WEAVER AND TIDWELL L.L.P.
Certified Public Accountants and Consultants

August 25, 2003,

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by Diversified Corporate Resources, Inc. (copy attached) which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 25, 2003. We agree with the statements concerning our Firm in such Form 8-K.

/S/ Weaver and Tidwell, LLP

Weaver and Tidwell, L.L.P.

DALLAS

Three Forest Plaza
12221 Merit Drive
Suite 1400
Dallas, Texas 75251-2280
972.490.1970
F 972.702.8321

FORT WORTH

1600 West Seventh Street
Suite 300
Fort Worth, Texas 76102-2506
817.332.7905
F 817.429.5936

www.weaverandtidwell.com

AN INDEPENDENT MEMBER OF BAKER TILLY INTERNATIONAL